Exhibit 10.48

GROUND LEASE AGREEMENT

[Notes CS I MT — Sunset Amphitheater]

1. PARTIES.

This Ground Lease Agreement (the “Lease”) is made and entered into as of August 21, 2024 (the “Effective Date”) by and between NOTES CS I MT, LLC, a Delaware limited liability company (herein referred to as “Lessor”), and SUNSET AMPHITHEATER, LLC, a Colorado limited liability company (herein referred to as “Lessee”). Lessor holds a primary leasehold interest in the “Property” as defined in Section 2 below. Lessor desires to lease to Lessee, and Lessee desires to take and lease from Lessor, the Property, subject to the terms and conditions hereof.

Sunset Amphitheater, LLC is a wholly Owned subsidiary of Notes Live, Inc. Notes Live, Inc. will serve as the guarantor of the stated obligations of the Lessee under this Lease.

2. DESCRIPTION OF LEASED PREMISES.

The Lessor leases to the Lessee and the Lessee takes and leases from the Lessor, on the terms covenants and conditions hereinafter set forth, the entirety of that certain undeveloped parcel of land located in Polaris Pointe South subdivision, El Paso County, Colorado Springs, Colorado, the same being more particularly described as “Lot 1” on Exhibit A, attached hereto and incorporated herein (the “Leased Premises”, the “Premises”, or the “Property”). Lessee expressly acknowledges and confirms the “triple net” nature of this Lease.

3. TERM AND POSSESSION.

3.1 Initial Term. The term of this Lease shall be twenty-five (25) years beginning on the Effective Date and ending at 5:00 p.m. Mountain time on the date twenty-five (25) years following the Effective Date (the “Initial Term”).

3.2 Option Terms. Lessor hereby grants to Lessee options to renew this lease for five (5) separate and successive terms of ten (10) years each (each an “Option Term” and collectively, the “Option Terms”) but only upon the terms and conditions herein contained, including, without limitation, the escalations and other adjustment in Rent provided herein below. Any Option Term under this Lease must be exercised by delivery to Lessor of written notice of Lessee’s intention to exercise each such Option Term (“Lessee’s Exercise”), given as herein provided at least thirty (30) days prior to the expiration of the Initial Term or the expiring Option Term of the Lease, as applicable; provided, however, that if Lessor does not receive Lessee’s Exercise at least thirty (30) days prior to the expiration of the Initial Term, or the applicable Option Term, as the case may be, the then applicable Option Term and all future Option Terms shall immediately be null and void and of no further force and effect. Further, Lessee’s right to exercise such renewal options is expressly conditioned upon there being no default on the part of Lessee under this Lease, as described in Section 6 below, at the time of exercise of any such applicable Option Term, or at the time any such Option Term is scheduled to commence. During any Option Term, Lessee shall lease the Leased Premises on an “AS IS, WHERE IS” basis without any requirement or obligation for any tenant improvements or other work to be performed by Lessor, or any other tenant concessions, and on the same terms and conditions as provided in this Lease, except for the increases in Rent set forth herein. The Initial Term together with the Option Term(s) is sometimes herein referred to collectively as the “Lease Term”.

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3.3 Possession. Lessee hereby accepts possession of the Leased Premises as of the Commencement Date on an “AS IS, WHERE IS” basis without representation or warranty from Lessor except as may be expressly set forth herein.

3.4 Use. The Property shall be used for the construction and operation of an amphitheater and entertainment complex and uses reasonably-attendant thereto, including without limitation community, civic and other public and private events (the “Amphitheater”). The Property shall not be used for any other purpose without the prior written consent of Lessor, which consent may be granted or withheld in Lessee’s sole and absolute discretion. Lessee, at Lessee’s expense, shall construct, own and operate all improvements associated with or incident to the Amphitheater. Upon expiration of the Lease Term or earlier termination as provided herein, all such improvements shall revert to, and become the property of, Lessor.

4. RENT. In consideration of Lessor’s agreement to enter into this Lease with Lessee, Lessee shall make the following rental payments to Lessor:

4.1 Rent For the period commencing on the date Lessee obtains a certificate of occupancy for the Premises (the “Rent Commencement Date”) and continuing through and including the last day of the Lease Term, Lessee covenants and agrees to pay Lessor without notice, demand, or set-off for the Leased Premises annual base rent (“Annual Base Rent”) equal to: (a) $3,222,000.00 per year plus (b) an escalator of 10% every five (5) years commencing on the fifth (5th) anniversary of the Rent Commencement Date and continuing thereafter every five (5) years throughout the Term, including any extensions thereof. The Annual Base Rent shall be paid monthly in twelve (12) equal installments per year. Notwithstanding anything contained herein to the contrary, it is the purpose and intent of Lessor and Lessee that the Annual Base Rent payable under this Lease be absolutely net to Lessor, such that this Lease shall yield, absolutely net to the Lessor, the Annual Base Rent specified in this Lease during the Initial Term of this Lease and during any Option Term. Lessee shall likewise be responsible for any so-called “rent or sales tax” payable to the state or local taxing authority on the Annual Base Rent payable hereunder, if any, under applicable state law, but specifically excluding any income tax of Lessor.

4.2 Additional Rent; Triple-Net Lease. Lessor and Lessee agree that this Lease shall be a “triple-net”, or NNN, lease. Commencing on the Rent Commencement Date, all costs, charges, indemnities, and expenses of every kind and nature (excluding only income taxes attributable to Lessor) shall be paid by Lessee. All such costs, charges, indemnities and expenses are defined herein as “Additional Rent”.

In the event of nonpayment by Lessee of the Additional Rent, Lessor shall have the right to pay any such amounts not paid timely by Lessee, and thereafter Lessor shall have the same rights and remedies with respect to such non-payment as is provided for herein in case of nonpayment of Annual Base Rent, and any such amounts paid by Lessor shall thereafter bear interest at a rate of ten percent (10.0%) per annum until paid, and shall be due and payable on demand as further Additional Rent hereunder. For the avoidance of doubt, Lessee shall pay directly the applicable Real Estate Taxes for the Property on or before the delinquency date thereof.

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4.3 Payment of Rent. All Annual Base Rent as described and defined herein is collectively called “Rent”. All monthly installments of Rent, and any adjustments thereto provided for in this Lease, shall be paid, in arrears, to Lessor (following calculation of the prior month’s Net Ticket Revenue in accordance with Section 4.1 above) before or on the fifteenth (15th) day of each calendar month by electronic funds wire transfer or other method approved by Lessor.

4.4 Liability Insurance. At the Lessee’s sole expense, the Lessee shall obtain and maintain, during the Lease Term, public liability insurance naming the Lessor, its agents and the Lessee as insureds against any and all claims for injury to or death of persons or loss or damage to property occurring upon, in or about the Premises. Such insurance shall afford minimum protection of $5,000,000.00 with respect to bodily injury to or death of any one person, $5,000,000.00 with respect to bodily injury or death in any one occurrence or accident, and $5,000,000.00 for property damage. The Lessee waives all rights of recovery against the Lessor or Lessor’s agents, employees or other representatives for any loss, damages or injury of any nature whatsoever to property or persons for which the Lessee is insured. The Lessee shall obtain from Lessee’s insurance carriers and will deliver to the Lessor, waivers of the subrogation rights under the respective policies.

5. ASSIGNMENT AND SUBLETTING.

Lessee shall have the right to sublease the Property without the consent of Lessor, provided, however, that no such sublease shall alter or diminish the obligations of Lessee hereunder.

6. DEFAULT OF THE LEASE.

6.1 Default by Lessee. The occurrence of any of the following shall constitute a “Default” of this Lease by Lessee:

(a) Any failure by Lessee to pay within five (5) days following written notice from Lessor the Annual Base Rent or Additional Rent, or any other monetary sums required to be paid hereunder; provided that such written notice shall only be required twice in any 12-month period, and after two such notices are given, in any 12-month period, the 5-day period shall revert to a grace period only of five (5) days following the due date thereof;

(b) A failure by Lessee to observe and perform any other non-monetary provision or obligation of or under this Lease where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee, provided, however, that if the nature of such default or failure is such that the same cannot reasonably be cured within such thirty (30) day period, Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion, but in no event shall such cure period exceed sixty (60) additional days;

(c) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Leased Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Leased Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within ninety (90) days; or

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(d) Lessee shall default under the terms and conditions of the subleases as defined herein, and such default is not cured within any applicable grace or cure period thereunder.

6.2 Remedies in Event of Default by Lessee. In the event of any Default by Lessee, Lessor or Lessor’s agents may at any time thereafter, with or without notice and demand and without limiting Lessor in the exercise of any right or remedy at law or in equity which Lessor may have by reason of such Default or breath: re-enter the Leased Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by suitable action or proceeding at law. Upon the termination of the term of this Lease by reason of the happening of any of the Defaults therein above described or in the event of the termination of this Lease by summary dispossess proceedings or under arty provision of law now or at any time hereafter in force by reason of or based upon or arising out of a Default under or breach of this Lease on the part of the Lessee, or upon the Lessor recovering possession of the Leased Premises in the manner or in any of the circumstances herein before mentioned or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a Default or under a breath of this Lease on the part of the Lessee, the Lessor may, at its sole option and without obligation, relet the Leased Premises, or any part or parts thereof, for the account of the Lessee or otherwise, and receive and collect the Rents therefore, applying the same first to the payment of such expenses as the Lessor may have incurred in recovering possession of the Leased Premises, including the legal expenses and reasonable attorneys’ fees, and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expenses, commissions, and charges paid, assumed, or incurred by the Lessor in or about reletting the Leased Premises and then to the fulfillment of the covenants of the Lessee hereunder. Any such reletting herein provided for may be for the remainder of the term of this Lease as originally granted or for a longer or shorter period, at Lessor’s sole option. In any such case and whether or not the Leased Premises, or any part thereof, be relet, the Lessee shall pay to the Lessor the Annual Base Rent and all other Additional Rent and charges and impositions required to be paid by the Lessee up to the time of such termination of this Lease, or of such recovery of possession of the Leased Premises by the Lessor, as the case may be, and thereafter, the Lessee covenants and agrees, if required by the Lessor, to pay to the Lessor until the end of the term of this Lease and any Option Term if exercised, the equivalent of the amount of the Rent reserved herein and all other charges and impositions required to be paid by the Lessee, less the net avails of reletting, if any, and same shall be due and payable by the Lessee to the Lessor on the dates specified for the monthly payment of Rent herein. The Lessor shall have the election in place and instead of holding the Lessee so liable, forthwith to recover against the Lessee as damages for loss of the bargain and not as penalty an aggregate sum which at the time of such termination of this Lease or of such recovery of possession of the Leased Premises by the Lessor, as the case may be, represents the then present worth of the excess, if any, of the aggregate of the monthly Rent and all other charges payable by the Lessee hereunder that would have accrued for the balance of the term of this Lease (including any Option Term if exercised), over the then present worth of the aggregate rental value of the Leased Premises for the balance of such term using a present value discount rate of eight percent (8.0%), which Lessee hereby agrees is a reasonable calculation. The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Lessor may be lawfully entitled in case of any Default or breach, or threatened breach, by the Lessee of any provision of this Lease. The failure of the Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Lessor of Rent with knowledge of any Default or the breach of any covenant hereof shall not be deemed a waiver of such Default or breach, and no waiver by the Lessor of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor. In addition to the other remedies in this Lease provided, the Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation, of any of the covenants, conditions, or provisions of this Lease. Further, as an additional remedy of Lessor upon a Default (and not in lieu of any other remedy herein stated or under applicable law), Lessor shall have the absolute right to direct subtenants to pay rent under any subleases directly to Lessor, and, in Lessor’s sole discretion, to enter into a direct lease with subtenants.

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6.3 Default By Lessor. In the event of any default by Lessor in the performance of any specified Lessor obligation hereunder, which default shall not be cured within thirty (30) days of written notice from Lessee (or, if such default is incapable of being cured within such 30-day period, within a reasonable additional time period provided Lessor is diligently pursuing the cure of such default), Lessee shall have the right to initiate an action to compel the specific performance by Lessor of the applicable Lessor obligation hereunder or any such other action as is permitted by law, including termination of this Lease.

6.4 Attorney’s Fees. In addition to any other remedies to which a party to this Lease is entitled, the prevailing party shall be entitled to recover from the other party all reasonable fees and expenses incurred in consequence of any breach by such party, including, without limitation, the prevailing party’s reasonable attorney’s fees and expenses.

7. ENVIRONMENTAL COMPLIANCE.

Lessee warrants that it shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought, kept or used in or about Leased Premises by Lessee, its subtenants, agents, employees, contractors, or invitees except in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession. Lessee shall cause all such materials to be stored, used and disposed of in compliance with all applicable federal, state and local laws, including, without limitation, laws governing Hazardous Materials. If the presence of any Hazardous Materials on, in or under the Leased Premises caused or permitted by Lessee, its subtenants, agents, employees, contractors or invitees results in any contamination of the Leased Premises, Lessee shall promptly take all actions, at its sole expense, as are necessary to return the affected area to the condition existing prior to the introduction of any such Hazardous Materials, including, without limitation, any investigation or monitoring of site conditions or any clean up, remediation, response, removal, encapsulation, containment or restoration work required because of the presence of any such Hazardous Materials on, in or under the Leased Premises or any release or suspected release or threat of release of any such Hazardous Materials in the air, soil, surface water or ground water, by Lessee, its sublessees, agents, employees, contractors or invitees.

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“Hazardous Materials” as such term is used in this Lease means any hazardous or toxic substances, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act as such Acts have been or are hereafter amended from time to time.

Lessee shall indemnify Lessor against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys’ fees, arising out of any breach of the foregoing warranty. Further, Lessee agrees to indemnify Lessor against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys’ fees, arising from or caused in whole or in part, directly or indirectly, by (i) any release of Hazardous Materials by Lessee or Lessee’s agents on the Leased Premises or the Improvements during the term of this Lease; or (ii) Lessee’s failure to comply with any Hazardous Materials laws with respect to the Leased Premises. For purposes of the indemnity provisions hereof, any acts or omissions of Lessee, or by Lessee’s representatives, contractors, assigns, or invitees (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee. Lessee’s obligations pursuant to the foregoing warranty and indemnity shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary herein, Lessee shall have no obligation to indemnify Lessor for any claims, liabilities, losses and expenses arising out of any Hazardous Materials placed, stored, used, or disposed of in the Improvements and/or any portion of the Leases Premises by Lessor or its agents, employees or contractors, and in which case Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys’ fees, arising out of such actions or failure to act. Such expenses shall not be included in any additional rent to be paid by Lessee hereunder.

8. REPRESENTATIONS AND WARRANTIES.

The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or, with or without notice or passage of time, result in a breach of any of the terms or provisions of, or constitute a default under, any instrument or agreement to which the Lessee is a party or by which the Lessee or its property is bound or under any applicable regulation of any governmental agency, or judgment, order or decree of any court having jurisdiction over the Lessee or its properties. Each of the persons executing this Lease on behalf of Lessee does hereby covenant and warrant that Lessee is a duly authorized and existing limited liability company under the laws of the State of Colorado, that the Lessee has full right and authority to enter into this Lease, and that each person signing on behalf of the Lessee is authorized to do so. Further, Lessee warrants and represents that it is not subject to any bankruptcy or similar proceeding.

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9. GENERAL PROVISIONS.

9.1 Lessor’s Liability. In the event of any transfer of title or interest, by Lessor herein, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any security deposits or other funds required to be held by Lessor and in Lessor’s or the then grantor’s possession at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee and such grantee confirms in writing to Lessee that it shall hold and dispose of any such security deposits or other funds pursuant to the terms of this Lease and assumes all other obligations of Lessor directly for the benefit of Lessee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership, and shall be expressly limited to the then owner of the Property’s equity interest in and to the Leased Premises and the Improvements, the rental, condemnation and insurance proceeds relating thereto and to any insurance maintained by or for the benefit of Lessor. Neither Lessor nor any successor lessor, nor any of their respective officers, members, shareholders, partners, employees or agents, shall have any personal liability for the performance of their obligations hereunder.

9.2 Severability. Any provision of this Lease determined to be invalid by a court of competent jurisdiction shall in no way affect any other provision hereof.

9.3 Captions. Article and paragraph captions are not a part hereof.

9.4 Entire Agreement. The Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. It may be modified in writing only, signed by the parties in interest at the time of the modification.

9.5 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be served personally, by certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier service, or by email, addressed to Lessor and Lessee, respectively, at the addresses set forth in the Preamble above. Notice shall be deemed delivered upon actual delivery or refusal of delivery or, in the event of email delivery, at the time/date sent with delivery receipt requested. Either party may by notice to the other specify a different address for notice purposes. Under no circumstances shall notice be given by facsimile or other electronic media.

If to Lessor:

Notes CS I MT, LLC

1755 Telstar Drive, Suite 501
Colorado Springs, CO 80920
Attn: J.W. Roth, Manager
Email: jwroth@noteslive.vip

If to Lessee:

Sunset Amphitheater, LLC
1755 Telstar Drive, Suite 501
Colorado Springs, CO 80920
Attn: J.W. Roth, Manager

Email: jwroth@noteslive.vip

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9.6 Waiver. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee.

9.7 Holding Over. If Lessee remains in possession of the Leased Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in amount of one hundred twenty-five percent (125%) of the last monthly rental, including all additional rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

9.8 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or equity.

9.9 Covenants and Conditions. Each provision of this Lease performable by a party shall be deemed both a covenant and a condition.

9.10 Binding Effect; Governing Law. Subject to any provisions hereof restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns and it shall be governed by the laws of the State of Colorado.

9.11 Force Majeure. Any prevention, delay or stoppage due to enemy or hostile governmental action, civil commotion, fire or other casualty, other similar acts of God, or extraordinary material shortages, which are beyond the reasonable control of the party obligated to perform, or which are caused by the failure of the other party to fulfill its obligations under this Lease, shall excuse the performance by such party for a period equal to any such prevention, delay, or stoppage.

9.12 Recording. The Parties agree that this Lease shall not be recorded. The Parties shall execute a memorandum or short form lease (“Memorandum of Lease”), in a form suitable for recording with the local clerk of recording. Said Memorandum of Lease shall be dated as of the day and year of the execution of this Lease and shall disclose the parties, the term of the Lease, including renewals, the legal description of the Leased Premises and may contain, in addition to the foregoing, such other terms and conditions as the parties may mutually agree upon.

9.13 Estoppel Certificate. Lessor and Lessee agree that at any time and from time to time, but not more than fifteen (15) business days after written request by either of them to the other or by the Mortgagee, to execute, acknowledge and deliver to the requested party a statement in writing certifying, among other reasonably requested matters relating to the Lease to the extent such statements are accurate, that this Lease is unmodified and is in full force and effect (or if there have been such modifications, that the same is in full force and effect as modified, and stating the modification) and the date to which the rental and other charges have been paid in advance, and the absence of any default under the Lease by either party, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, or Mortgagee or assignee of any mortgage upon the fee interest in the Leased Premises or by any permitted assignee of the Lessee.

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9.14 Subordination, Attornment, Non-disturbance. Conditioned upon Lessor obtaining an executed Approved SNDA as set forth below, Lessee hereby agrees that this Lease shall be subordinate to the lien of any mortgage or deed of trust executed by Lessor for the benefit of any bank, insurance company, individual, corporation, partnership, unincorporated association, or other lending institution now or hereafter in force against the Leased Premises, and to all advances made hereafter to be made upon the security of such mortgage or deed of trust, so long as in the event of foreclosure, or any similar proceeding, of any such mortgage or deed of trust, or any conveyance in lieu of such foreclosure, which foreclosure or conveyance occurs prior to the expiration date of this Lease, and so long as an Event of Default has not occurred and is continuing, Lessee shall not be disturbed in the quiet and peaceful possession of the Premises in accordance with this Lease. Upon request from either party hereto, Lessee and any holder or future holder, if applicable, of a mortgage or deed of trust covering the Premises shall, in a written document in recordable form, execute and deliver a subordination, non-disturbance and attornment agreement reasonably acceptable to the parties thereto (“Approved SNDA”), but in any event on Mortgagee’s standard form, with any changes approved by the Mortgagee.

9.15 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Leased Premises, Lessee shall upon request attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease so long as such purchaser assumes in writing directly to Lessee the obligations of Lessor under this Lease and shall not disturb Lessee in the quiet and peaceful possession of the Premises so long as an Event of Default has not occurred and is continuing, and in any event subject to the Approved SNDA executed in the future. In the event of a conflict or inconsistency between the terms and conditions of this Section 9.15 and the terms and conditions of the Approved SNDA, the Approved SNDA shall control.

9.16 Time of the Essence. Time is of the essence in the payment and performance of the terms and conditions of this Lease.

IN WITNESS WHEREOF, Lessor and Lessee each have signed and sealed this Lease as of the day and year first above written.

LESSOR:
NOTES CS 1 MT, LLC, a Delaware limited liability company

By:	/s/ JW Roth
Its:	Manager

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LESSEE:

SUNSET AMPHITHEATER, LLC, a Colorado limited liability company

By:	/s/ JW Roth
Its:	Manager

Guarantor:

Notes Live, Inc.

By:	/s/ JW Roth
Title:	Manager

Date:	8-21-24

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EXHIBIT A

PROPERTY DESCRIPTION

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